Exhibit 99.3
           Banc One Credit Card Master Trust
           Annual Statement
           December 31, 1997
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                                                                     Series           Series            Series            Series
                                                                     1994-B           1994-C            1995-A            1995-B
                                                                  -----------       ----------        ----------       -----------

 1. Amounts distributed to Certificateholders
    during 1997:
    (a)   Principal                                               950,000,000                0                 0                 0
    (b)   Interest                                                 60,233,958       35,154,000        23,404,200        23,974,200
                                                                   ----------       ----------        ----------        ----------
    (c)   Total                                                 1,010,233,958       35,154,000        23,404,200        23,974,200

 2. As of December 31, 1997, the amount                                     0                0                 0                 0
    that the unpaid principal amount of the
    Certificates exceeded the invested amount.

 3. As of December 31, 1997:
    (a)   Trust Principal Receivables
    (b)   Trust Finance Charge Receivables

    (c)   Total

 4.Invested Amount as of December 31, 1997:
    (a)   Class A                                                           0      423,000,000       357,200,000       357,200,000
    (b)   Class B                                                           0       27,000,000        22,800,000        22,800,000
                                                                            -       ----------        ----------        ----------
    (c)   Total                                                             0      450,000,000       380,000,000       380,000,000

 5. As of December 31, 1997:
    (a)   Principal Allocation Percentage                                0.00%            9.27%             7.83%             7.83%
    (b)   Floating Allocation Percentage                                 0.00%            9.27%             7.83%             7.83%

 6. During 1997:
    (a)   Principal Collected                                   1,220,995,525      636,670,793       537,633,114       537,633,114
    (b)   Finance Charges Collected                               125,247,257       82,187,613        69,402,873        69,402,873

 7. Shared Principal Collected                                    739,972,137      673,941,679       569,106,306       569,106,306

 8. Excess Finance Charge during 1997                               4,200,005          769,377         8,819,488         8,249,488

 9. Delinquencies as of December 31, 1997:
    (a)     30 - 59 days
    (b)     60 - 89 days
    (c)     90 days +

10. Defaulted Amount during 1997                                   54,344,033       37,270,886        31,473,193        31,473,193

11. During 1997:
    (a)   Class A Investor Charge-offs                                      0                0                 0                 0
    (b)   Class A Investor Charge-offs                                      0                0                 0                 0

12. 1997 Servicing Fee                                             13,681,793        8,993,349         7,594,384         7,594,384

13. Portfolio Yield (average year to date)

14. Series Enhancement Available as of
    December 31, 1997:
    (a)   Available to Class A                                         n/a          39,429,341        34,200,000        34,200,000
    (b)   Available to Class B                                         n/a           4,500,000         3,800,000         3,800,000
                                                                     --------        ---------         ---------         ---------
    (c)   Total                                                             0       43,929,341        38,000,000        38,000,000

15. The amount of Series Enhancement used
    during 1997:
    (a)   To fund Class A Required Amount                           1,978,900        2,668,622           654,663           751,348
    (b)   To fund Class B Required Amount                             338,823          188,274            44,597            50,768

16. Series Enhancement Fees paid in 1997                              415,958          249,038           204,623           180,095

17. Reallocated Principal Collections in 1997                               0                0                 0                 0

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                                                                                        Investor's
                                                   Series      Series       Series      Interest         Seller's
                                                   1996-A      1997-1       1997-2      All Series        Interest       Total Trust
                                                  --------    --------     --------     ----------        --------       -----------

1. Amounts distributed to Certificateholders
   during 1997:
   (a)   Principal                                     0               0                  950,000,000
   (b)   Interest                             29,763,316      32,192,298    4,467,595     209,189,567
                                              ----------      ----------    ---------   -------------
   (c)   Total                                29,763,316      32,192,298    4,467,595   1,159,189,567
2. As of December 31, 1997, the amount                 0               0            0               0
   that the unpaid principal amount of the
   Certificates exceeded the invested
   amount.

3. As of December 31, 1997:
   (a)   Trust Principal Receivables                                                                                   4,851,861,708
   (b)   Trust Finance Charge Receivables                                                                                120,054,624
                                                                                                                       -------------
   (c)   Total                                                                                                         4,971,916,331

4. Invested Amount as of December 31, 1997:
   (a)   Class A                             465,000,000   1,700,000,000  900,000,000   4,202,400,000
   (b)   Class B                              35,000,000       n/a             n/a        107,600,000
                                             -----------   -------------  -----------   -------------
   (c)   Total                               500,000,000   1,700,000,000  900,000,000   4,310,000,000

5. As of December 31, 1997:
   (a)   Principal Allocation Percentage           10.30%          35.02%       18.54%          88.79%          11.21%       100.00%
   (b)   Floating Allocation Percentage            10.30%          35.02%       18.54%          88.79%          11.21%       100.00%

6. During 1997:
   (a)   Principal Collected                 707,411,992     798,015,602  116,608,982    4,554,969,122  2,405,732,247  6,960,701,369
   (b)   Finance Charges Collected            91,319,570     102,871,257   14,706,844      555,138,287    342,967,074    898,105,360

7. Shared Principal Collected                748,824,087     848,340,932  123,450,251    4,272,741,700

8. Excess Finance Charge during               13,050,395      10,666,894    2,124,459       47,880,106

9. Delinquencies as of December 31, 1997:
   (a)     30 - 59 days                                                                                                  118,418,876
   (b)     60 - 89 days                                                                                                   78,069,949
   (c)     90 days +                                                                                                     146,014,535

10.Defaulted Amount during 1997               41,412,096      50,325,330    6,841,269      253,139,998    154,012,468    407,152,466

11.During 1997:
   (a)   Class A Investor Charge-offs                  0               0            0                0
   (b)   Class A Investor Charge-offs                  0               0            0                0

12.1997 Servicing Fee                          9,992,610      10,577,778    1,400,000       59,834,298

13.Portfolio Yield (average year to date)                                                       11.65%

14.Series Enhancement Available as of
   December 31, 1997:
   (a)   Available to Class A                 50,000,000     216,750,000  114,750,000
   (b)   Available to Class B                   n/a               n/a          n/a
                                              ----------     -----------  -----------
   (c)   Total                                50,000,000     216,750,000  114,750,000

15.The amount of Series Enhancement used
   during 1997:
   (a)   To fund Class A Required Amount         663,827       1,753,040            0        8,470,399
   (b)   To fund Class B Required Amount          53,320               0            0          675,782

16.Series Enhancement Fees paid in 199           295,959         262,438       35,344        1,643,455

17.Reallocated Principal Collections in 1997           0               0            0

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